Exhibit 23.1

April 17, 2018

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-180934, 333-134015, 333-134291, 333-104011, 333-84312, 333-57244, 333-34312, 333-39627, 333-195839 and 333-217621) of Datawatch Corporation of our report dated March 28, 2018 relating to the financial statements of Angoss Software Corporation, which appears in this Current Report on Form 8-K of Datawatch Corporation.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

April 17, 2018